SCHEDULE 14A

            Information Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934



Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material under Rule 14a-12
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))


                              CONVERA CORPORATION
-------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

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[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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



                               CONVERA CORPORATION
                          1921 Gallows Road, Suite 200
                             Vienna, Virginia 22182


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Convera Corporation, a Delaware corporation ("Convera" or the "Company"), will be held at the Reston Hyatt located at 1800 Presidents Street, Reston, Virginia 20190, at 10:00 a.m. local time, on Friday, October 12, 2001 for the following purposes:


1. To elect seven directors of the Company for terms expiring at the 2002 Annual Meeting.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The close of business on September 13, 2001 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

         PLEASE SIGN, DATE AND MAIL YOUR PROXY IN THE ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY REVOKE THIS PROXY AT ANY TIME AND, IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

                                 By Order of the Board of Directors,

                                 Marc S. Martin
                                 Vice President, General Counsel & Secretary

Dated:    September 17, 2001

                               CONVERA CORPORATION




                         Annual Meeting of Shareholders




                                 PROXY STATEMENT


         This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Directors of Convera Corporation, a Delaware corporation (the "Company" or "Convera"), of proxies for use at the 2001 Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held on Friday, October 12, 2001 at 10:00 a.m. local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting. The Annual Meeting will be held at the Reston Hyatt located at 1800 Presidents Street, Reston, Virginia 20190. The Company's principal executive offices are located at 1921 Gallows Road, Suite 200, Vienna, Virginia 22182. The proxy solicitation materials are being mailed to shareholders on or about September 17, 2001.

         The Board of Directors has fixed September 13, 2001 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. On that day, there were issued and outstanding 35,474,824 shares of Convera Class A common stock, par value $.01 per, share, each entitled to one vote.

         A form of proxy is enclosed for use at the Annual Meeting. The proxy may be revoked by a shareholder at any time prior to the exercise thereof, and any shareholder present at the Annual Meeting may revoke his proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted for the election of the nominees for directors named in Item 1 herein (unless authority to vote is withheld).

         Convera was established on December 21, 2000 through a business combination transaction (the "Combination") of the former Excalibur Technologies Corporation ("Excalibur") and Intel Corporation's ("Intel") Interactive Media Services division. Convera is a successor registrant to Excalibur. Convera's Annual Report for the fiscal year ended January 31, 2001 is enclosed with this Proxy Statement for each shareholder.

                                     Item 1

                              ELECTION OF DIRECTORS

General

         Seven individuals, all of whom are members of the present Board of Directors, have been nominated for election as directors of the Company until the next annual meeting and until their respective successors are elected and qualified.

         The persons named in the proxy, who have been designated by the Company's management, intend, unless otherwise instructed on the proxy card, to vote for the election to the Board of Directors of the persons named below. If any nominee should become unavailable to serve, the proxy may be voted for the election of another person designated by the Board of Directors. The Board of Directors has no reason to believe any of the persons named will be unable to serve if elected. The affirmative vote of the holders of a plurality of the shares of common stock voting at the Annual Meeting is necessary for the election of directors. Any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote. The Board of Directors recommends a vote FOR the nominees listed below.


Information Concerning Directors and Nominees

         Information regarding each nominee for director is set forth in the following table.

Name                                  Age                     Position

Ronald J. Whittier                    65                      Chairman

Patrick C. Condo                      44                      President, Chief
                                                              Executive Officer,
                                                              and Director

Herbert A. Allen                      61                      Director

Andy D. Bryant                        51                      Director

Robert A. Burgelman                   56                      Director

Stephen D. Greenberg                  53                      Director

Gerhard H. Parker                     57                      Director

         Ronald J. Whittier has been Chairman of the Company since the effective date of the Combination on December 21, 2000 and was Chief Executive Officer from December 21, 2000 through April 5, 2001. Mr. Whittier formerly held the position of Senior Vice President and General Manager of Intel's Interactive Media Services division since 1999. From 1995 to 1999, he was responsible for coordinating Intel's various activities in content, applications and authoring tools. Prior to 1995, he held various jobs at Intel, including manager of Intel Architecture Labs, Director of Corporate Marketing and general manager of the Memory Products Division. Mr. Whittier joined Intel in 1970.

         Patrick C. Condo has been President and a director of the Company since the effective date of the Combination on December 21, 2000 and was appointed Chief Executive Officer on April 5, 2001. Mr. Condo was formerly President and Chief Executive Officer of Excalibur since November 1995 and a Director since January 1996. Mr. Condo was President of Excalibur from May 1995 to November 1995. He became Executive Vice President of Excalibur in January 1995 after serving as the Director of Business Development from November 1992.

         Herbert A. Allen has been a director of the Company since the effective date of the Combination on December 21, 2000 and was a director of Excalibur since June 2000. He has been President, Chief Executive Officer, Managing Director and a director of Allen & Company Incorporated, a privately held investment-banking firm for more than the past five years. He is a member of the board of directors of The Coca-Cola Company.

         Andy D. Bryant has been a director of the Company since the effective date of the Combination on December 21, 2000. He has served as Executive Vice President and Chief Financial and Enterprise Services Officer of Intel since December 1999. Prior to that, Mr. Bryant was Senior Vice President and Chief Financial Officer of Intel from January 1999 to December 1999 and Vice President and Chief Financial Officer of Intel from 1994 to January 1999. Mr. Bryant is a director of Synopsys, a provider of high-level design automation solutions for the design of integrated circuits, systems on a chip (SoCs) and electronic systems.

         Robert A. Burgelman has been a director of the Company since August 2001. He has served as a Professor of Management at Stanford University Graduate School of Business since 1981. He has formerly served as a member of the board of directors of Abovenet Communications, Inc., an Internet data services company, and currently serves on the board of directors of Uniscape.com, a company providing Internet globalization infrastructure.

         Stephen D. Greenberg has been a director of the Company since August 2001. He has served as Chairman of Fusient Media Ventures, Inc., a company focused on investing in and building branded media and sports properties, since 1999. Prior to that in 1999, Mr. Greenberg was a private investor. From 1993-1998, Mr. Greenberg was President of Classic Sports Network, a cable sports network. He is a member of the board of directors of The Topps Company, Inc., a sports cards and confectionery products company.

         Gerhard H. Parker has been a director of the Company since the effective date of the Combination on December 21, 2000. He is currently a consultant to Intel. Mr. Parker retired in May 2001 from Intel, where his most recent position was Executive Vice President and General Manager, New Business Group since 1998. Prior to that, Dr. Parker was Executive Vice President and General Manager, Technology and Manufacturing Group of Intel, from 1996 to 1998 and Senior Vice President and General Manager, Technology and Manufacturing Group of Intel, from 1992 to 1996.

Information Concerning the Board of Directors and Its Committees

         The Board of Directors held two meetings from the effective date of the Combination until January 31, 2001, the end of its fiscal year. Each of the incumbent directors who was a member of the Board of Directors during that time frame attended greater than 75% of the meetings except for Mr. Allen and Mr. Parker, who each did not attend one of the two meetings held. Mr. David J. Stern, Commissioner of the National Basketball Association, also served as a member of the Board of Directors during that time frame. Mr. Stern will not be standing for re-election to the Company's Board of Directors.

         The Board of Directors has established a number of committees. The Audit Committee, did not meet between December 21, 2000 and January 31, 2001, the end of the Company's fiscal year. During fiscal year 2001, the Audit Committee consisted of Mr. Stern (Chairman), Mr. Allen and Mr. Bryant. The Board of Directors appointed Mr. Greenberg as a member of the Audit Committee in fiscal year 2002. Information regarding the functions performed by the Audit Committee is set forth in the "Report of the Audit Committee," included in this proxy statement. The Audit Committee is governed by a written charter adopted and approved by the Board of Directors. A copy of this charter is included as Exhibit A. The Compensation Committee and Stock Option Administration Committee, composed of three directors, Mr. Allen (Chairman), Mr. Bryant and Mr. Stern between December 21, 2000 and January 31, 2001, administers management compensation and makes recommendations in that regard to the Board of Directors and administers the Company's Stock Option Plans. The Compensation and Stock Option Administration Committee met on one occasion between December 21, 2000 and January 31, 2001.

         The Board of Directors was not compensated between December 21, 2000 and January 31, 2001. In August 2001, the Board of Directors adopted and approved a director compensation policy. Pursuant to the director compensation policy, each non-employee director is paid $4,000 for attending each meeting of the Board of Directors or its committees at which there is a quorum, whether in person or by telephone, up to a maximum of $20,000 per fiscal year. In addition, all directors are eligible for reimbursement of their expenses in attending meetings of the Board of Directors or its committees. Further, each non-employee director except as set forth below, was granted options to purchase 25,000 shares of common stock of Convera on August 27, 2001 with an exercise price of $3.80, which was the closing price of the Company's common stock on August 24, 2001, the business day immediately preceding the date of the grant. Messrs. Bryant and Parker are not paid these fees or expenses, and they were not granted these Convera stock options.


Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee between December 21, 2000 and January 31, 2001 were Messrs. Allen, Bryant and Stern, none of whom is an officer or employee of the Company or its subsidiaries. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                             EXECUTIVE COMPENSATION

Executive Officers of the Registrant

         Each year, the Board of Directors appoints the executive officers of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly appointed and qualified. The following information indicates the position, age and business experience of the executive officers. There are no family relationships between any of the executive officers of the Company.

Name                           Age        Position
                                          --------

Patrick C. Condo               44         President and Chief Executive Officer

James H. Buchanan              45         Senior Vice President, Chief Financial
                                            Officer, Treasurer and Assistant
                                            Secretary

Ciaran T. Doyle                38         Senior Vice President, Integration
                                            Services

Kamran Khan                    38         Senior Vice President, Sales and
                                            Business Development

Marc S. Martin                 36         Vice President, General Counsel and
                                            Secretary

David Nunnerley                44         Senior Vice President, Engineering

Benjamin F. Plummer            40         Senior Vice President, Marketing


         See the discussion included in the preceding section for the business experience of Mr. Condo.

         James H. Buchanan was named Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary in May 2001. He was named Vice President, Chief Financial Officer, Treasurer and Assistant Secretary in December 2000 upon the effective date of the Combination. Mr. Buchanan was the Chief Financial Officer, Secretary and Treasurer of Excalibur since 1995. From 1991 to 1995, Mr. Buchanan was Vice President, Controller and Treasurer of Legent Corporation, a software development company. Prior to that, he held several financial management positions with Norfolk Southern Corporation and PepsiCo. Mr. Buchanan is a certified public accountant.

         Ciaran T. Doyle was named Senior Vice President, Integration Services in May 2001. He was named Vice President, Integration Services in December 2000 upon the effective date of the Combination. Mr. Doyle was previously Director of Entertainment Content Services at Intel from 1998. Prior to joining Intel, Mr. Doyle was Managing Director of Binary Interactive Solutions, Ltd., a technology strategy consulting company, from 1997 to 1998. From 1991 to 1997, Mr. Doyle was Managing Director of The MultiMedia Corporation Plc, a software developer.

         Kamran Khan was named Senior Vice President, Sales and Business Development in May 2001. He was named Vice President, Sales and Marketing in December 2000 upon the effective date of the Combination. Previously, Mr. Khan was Senior Vice President and General Manager, Applications Group, of Excalibur. Mr. Khan held several sales management positions with Excalibur from 1993 to 2000. Prior to joining Excalibur, Mr. Khan held various positions, including regional business manager, with PAFEC Limited, a leading firm in the United Kingdom involved with the development and implementation of computer-aided engineering and engineering document management software systems.

         Marc S. Martin was named Vice President, General Counsel and Secretary in December 2000. Prior to joining Convera, Mr. Martin was Vice President, General Counsel and Secretary of BET Interactive, LLC, an Internet content company, from 1999 to 2000. From 1998 to 1999, Mr. Martin was Vice President, Associate General Counsel and Assistant Secretary with BET Holdings, Inc., a media and entertainment company. From 1996 to 1998, Mr. Martin was the chief counsel of a telecom subsidiary of Capital One Financial Corporation, a financial services company. Prior to that, Mr. Martin was an associate with Skadden, Arps, Slate, Meagher & Flom, a law firm.

         David Nunnerley was named Senior Vice President, Engineering in May 2001. He was named Vice President, Content Management Products in December 2000 upon the effective date of the Combination. Previously, Mr. Nunnerley was Senior Vice President and General Manager, Media Services Group, of Excalibur and was instrumental in the development of the company's visual products since joining the company in 1996. From 1994 to 1996, Mr. Nunnerley was Vice President of Engineering for Videopress Software, a software company providing video delivery products and solutions to cable companies deploying cable modems. Prior to that, Mr. Nunnerley held various product management/marketing roles and management positions with Digital Equipment Corporation.

         Benjamin F. Plummer joined the Company as Senior Vice President, Marketing in May 2001. Previously, Mr. Plummer was Vice President, Marketing of Cognos Corporation, a software vendor, from June 2000 until May 2001. He was Vice President, Customer Operations of Cognos Corporation from December 1997 until June 2000. Prior to that, Mr. Plummer was Vice President, Technical Services of Cognos Corporation from December 1995 until December 1997.

Summary Compensation Table

         The following table presents information concerning the compensation of the Company's Chief Executive Officer and each of the other most highly compensated executive officers during the 2001 fiscal year (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company for the fiscal year ended January 31, 2001, as well as the previous two fiscal years:

                                                                   Long Term Compensation
                                   Annual Compensation               Awards             Payouts
                                   -------------------               ------             -------
                                                   Other                  Securities               All
                                                   Annual     Restricted  Under-                  Other
                                                   Compen-    Stock       lying         LTIP     Compen-
Name and Principal    Fiscal                       sation     Award(s)    Options/     Payouts    sation
Position              Year    Salary ($) Bonus ($)    ($)      ($)        SARs (#)        ($)      ($)
--------              ----    ---------- ---------    ---      ---        --------        ---      ---
Ronald J. Whittier    2001      42,564 (1)     --        --     --         900,000         --       --
Chairman and Chief
Executive Officer (2)

Patrick C. Condo      2001     277,757    158,957        --     --         100,000         --       --
President and Chief   2000     275,000    102,369        --     --         175,000         --       --
Operating Officer (2) 1999     225,000     71,281        --     --              --         --       --

James H. Buchanan     2001     250,000    130,060        --     --         205,000         --       --
Vice President, Chief 2000     230,000     84,425        --     --          35,000         --       --
Financial Officer,    1999     180,000     57,024        --     --          10,000         --       --
Asst. Secretary and
Treasurer

Kamran Khan           2001     200,000    106,116    17,437 (3) --         285,250         --       --
Vice President, Sales 2000     145,000    117,246    44,990 (4) --          35,000         --       --
and Marketing         1999     151,438    106,733    54,644 (5) --           5,000         --       --

David Nunnerley       2001     200,000     77,442     9,594 (6) --         293,000         --       --
Vice President        2000     180,000     68,000    18,428 (7) --          50,000         --       --
Content Management    1999     175,038     48,428    27,260 (8) --          15,000         --       --
Products


(1) Represents compensation paid from December 22, 2000, when Mr. Whittier became CEO of the Company through January 31, 2001.
(2)  On April 5, 2001, Mr. Condo replaced Mr. Whittier as Chief Executive
     Officer.
(3) Represents expenses associated with a sales award trip, grossed up for taxes.
(4) In connection with Mr. Khan's relocation from the United Kingdom, payments of $28,169 were made by the Company on Mr. Khan's behalf for an apartment in Virginia. The remainder of Other Annual Compensation represents income tax consulting services, a payment made to Mr. Khan's pension plan in the United Kingdom and expenses associated with a sales award trip. All of the items were grossed up for taxes.
(5) Represents payments of $42,254 made by the Company on Mr. Khan's behalf for an apartment in Virginia. The remainder of Other Annual Compensation represents income tax consulting services, travel expenses for Mr. Khan's spouse and expenses associated with a sales award trip. All of the items were grossed up for taxes.
(6) Represents apartment rental payments paid by the Company on Mr. Nunnerley's behalf, grossed up for taxes.
(7) Represents apartment rental payments and travel expenses paid by the Company on Mr. Nunnerley's behalf, grossed up for taxes.
(8) Represents apartment rental payments and travel expenses paid by the Company on Mr. Nunnerley's behalf, grossed up for taxes.

Option Grants in Last Fiscal Year

       The following table sets forth certain information concerning options granted during fiscal 2001 to the Named Executive Officers.

                                                                                      Potential Realizable
                                                                                        Value at Assumed
                                   Individual Grants                                     Annual Rates of
                                       % of Total                                          Stock Price
                                        Options                                         Appreciation for
                                       Granted to       Exercise                         Option Term (2)
                                                                                         ---------------
                       Options        Employees in      or Base     Expiration
Name                 Granted (#)      Fiscal Year        Price       Date (1)        5% ($)          10% ($)
----                 -----------      -----------        -----       --------        ------          -------
Ronald J.              900,000            11.6%          $20.52      12/21/10      11,614,426       29,433,236
 Whittier

Patrick C.             100,000             1.3%          $33.25      4/28/10        2,091,075        5,299,194
 Condo

James H.               100,000             1.3%          $33.25      4/28/10        2,091,075        5,299,194
 Buchanan              105,000             1.3%          $20.52      12/21/10       1,355,016        3,433,878

Kamran  Khan            50,000             0.6%          $33.25      4/28/10        1,045,537        2,649,597
                       235,250             3.0%          $20.52      12/21/10       3,035,882        7,693,521

David                   50,000             0.6%          $33.25      4/28/10        1,045,537        2,649,597
 Nunnerley             243,000             3.1%          $20.52      12/21/10       3,135,895        7,946,974



-------------------------------------------

(1) The options listed with an expiration date of 12/21/10 vest in equal 12-1/2% increments every six months from the date of original grant. The options listed with an expiration date of 4/28/10 vest in equal 25% increments every six months from the date of original grant.

(2) The amounts shown are hypothetical gains that would exist for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission ("SEC") and do not represent the Company's estimate or projection of future increases in the price of its common stock.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values

       The following table sets forth, as of January 31, 2001, the number of options and the value of exercised and unexercised options held by the Named Executive Officers.


---------------------------- ---------------- ------------------ ------------------- ---------------------------
                                                                     Number of
                                                                     Securities
                                                                     Underlying
                                                                    Unexercised         Value of Unexercised
                                                                  Options/SARS at           In-the Money
                                                                  Fiscal Year-End         Options/SARS at
                                 Shares                                 (#)             Fiscal Year-End ($)
                               Acquired on           Value          Exercisable/            Exercisable/
           Name               Exercise (#)       Realized ($)      Unexercisable         Unexercisable (1)
           ----               ------------       ------------      -------------         -----------------
Ronald J. Whittier                 --                --               --/900,000                --/--

Patrick C.  Condo                  --                --               600,000/75,000         $6,004,475/--

James H. Buchanan                  --                --              220,000/180,000         $2,224,535/--

Kamran Khan                        --                --              127,250/272,750         $1,162,144/--

David Nunnerley                    --                --              119,500/280,500           $907,771/--

---------------------------- ---------------- ------------------ ---------------------- --------------------------------

(1) The closing price of the Company's common stock on January 31, 2001, the last trading day of the Company's fiscal year, was $18.813 per share.


Employment Agreements

         In May 1998, Mr. Condo entered into an agreement with Excalibur under which Mr. Condo would be paid an amount equal to twelve months of base salary plus bonus compensation and continuation of his employee benefits for one year in the event Mr. Condo's employment was terminated or he was removed from his position as chief executive officer within six months following certain "change of control" events relating to Excalibur. Such arrangement was approved by the full Board of Directors. In connection with the formation of Convera, Mr. Condo waived all rights to these payments to which he would have been entitled as a result of the Combination. He simultaneously entered into an agreement with Convera under which Mr. Condo will be paid an amount equal to twelve months of base salary plus bonus compensation and continuation of his employee benefits for one year in the event Mr. Condo's employment is terminated or he is removed from his position as President of Convera within six months following change of control events relating to Convera.

         The offer of employment letter dated September 7, 1995 for James H. Buchanan, Chief Financial Officer, Secretary and Treasurer of Excalibur, stipulated that Mr. Buchanan would be paid an amount equal to twelve months of base salary in semi-monthly installments should his employment be terminated by the Company without cause. Convera assumed this employment agreement.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of August 23, 2001, information concerning the ownership of all classes of common stock of the Company of (i) all persons known to the Company to beneficially own 5% or more of the Company's common stock, (ii) each director of the Company, (iii) each Named Executive Officer and (iv) all directors and executive officers of the Company as a group. Share ownership includes shares issuable upon exercise of outstanding options that are exercisable within 60 days of August 23, 2001.


                                                   Amount and Nature
Name and Address  of Beneficial                        of Class                            Percent
of Beneficial Owner                                  Ownership (1)                          Owned        Class
-------------------                                  -------------                          -----        -----

Intel Corporation                                     14,949,384                             42.1%        A
2200 Mission College Boulevard                        12,207,038 (2)                        100.0%        B
Santa Clara, California 95052

NBA Media Ventures, LLC                                4,746,221                             13.4%        A
450 Harmon Meadow Boulevard
Secaucus, NJ  07094

Allen & Company Incorporated                           3,315,846 (3)                          9.3%        A
711 Fifth Avenue
New York, NY 10022

Ronald J. Whittier                                         1,438                              *           A

Herbert A. Allen                                         556,515 (4)                          1.6%        A

Andy D. Bryant                                                --                              --

Robert A. Burgelman                                           --                              --

Stephen P. Greenberg                                      10,000                              *           A

Gerhard H. Parker                                             --                              --
David J. Stern                                            10,000                              *           A

Patrick C. Condo                                         402,395 (5)                          1.1%        A

James H. Buchanan                                        184,920 (6)                          *           A

Kamran Khan                                               87,260 (7)                          *  A

David Nunnerley                                           59,415 (8)                          *           A

All directors and executive officers                   1,311,943 (9)                          3.6%        A
 as a group (14 persons)


* Represents less than one percent of the outstanding common stock.

(1) To the Company's knowledge, each person or entity listed has sole voting and investment power as to the shares indicated, except as described below.

(2)   The Class B common stock of Convera Corporation is non-voting stock.

(3) Does not include shares owned by Mr. Herbert A. Allen, who together with Allen & Company Incorporated may be considered a "group," as such term is defined by Section 13(d) of the Securities Exchange Act of 1934.
(4) Does not include shares owned by Allen & Company Incorporated, of which Mr. Allen is President and Chief Executive Officer and as to which shares Mr. Allen disclaims beneficial ownership.

(5) Includes (a) 10,000 shares of common stock owned beneficially but not of record upon exercise of stock options at a price of $4.75 per share expiring November 13, 2002; (b) 15,000 shares of common stock owned beneficially but not of record upon exercise of stock options at a price of $4.75 per share, expiring January 4, 2004; (c) 75,000 shares of common stock owned beneficially but not of record upon exercise of stock options at a price of $4.75 per share, expiring December 6, 2004; (d) 100,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options at a price of $4.75 per share, expiring June 2, 2005; (e) 100,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options at a price of $4.75 per share expiring November 1, 2005; and (f) 100,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options at a price of $7.63 per share expiring August 13, 2007.

(6) Includes (a) 30,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring September 13, 2005; (b) 70,000 shares owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring November 1, 2005; (c) 50,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $7.63 per share expiring August 13, 2007; (d) 10,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $6.25 per share expiring September 1, 2008, and (e) 22,709 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $15.00 per share expiring December 16, 2009.

(7) Includes (a) 1,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring August 23, 2005; (b) 30,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring December 3, 2005; (c) 250 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring February 5, 2006; (d) 15,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring December 16, 2006; (e) 12,500 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring May 7, 2007; (f) 16,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $8.56 per share expiring January 1, 2008; and (g) 5,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $6.25 per share expiring August 31, 2008.

(8) Includes (a) 5,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring September 8, 2006; (b) 25,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $4.75 per share expiring January 7, 2007; (c) 12,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $8.56 per share expiring January 1, 2008; and (d) 15,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of the Company at a price of $6.25 expiring August 31, 2008.

(9) Includes 719,459 shares of common stock owned beneficially but not of record, issuable upon the exercise of options to purchase common stock of the Company.


Certain Relationships and Related Transactions

          The Company's policy is that it will not make loans to, or enter into other transactions with directors, officers or affiliates unless such loans or transactions are approved by a majority of the Company's independent disinterested directors, may reasonably be expected to benefit the Company, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

          Messrs. Bryant and Parker are employed by Intel, which owns 57.0% of the Company's outstanding common stock. Mr. Allen is President, Chief Executive Officer, Managing Director and a director of Allen & Company Incorporated, which owns 7.0% of the Company's outstanding common stock.

Report of the Compensation Committee

         The following is the report of the Compensation Committee of the Board of Directors of Convera, describing the compensation policies and rationale applicable to Convera's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended January 31, 2001. The Compensation Committee of the Board of Directors is composed entirely of directors who have never been employees of the Company. As members of the Compensation Committee, it is our duty to set compensation policies applicable to Convera's executive officers and to evaluate the performance of Convera's executive officers. The Compensation Committee is responsible for setting and administering the policies and programs that govern annual compensation and long-term incentives. The foundation of the executive compensation program is based on principles designed to align compensation with the Company's business strategy, values and management initiatives. The program:

     - integrates compensation programs which link compensation with the Company's annual strategic planning and measurement processes;

     - supports a performance-oriented environment that rewards actual performance that is related to both strategic goals which cannot be measured by traditional accounting tools and performance of the Company as compared to that of the Company's annual financial objectives; and

     - helps attract and retain key executives who are critical to the long-term success of the Company.

         In order to further these objectives, for fiscal year 2001 executive officer compensation included three components: (1) base salary, (2) an annual incentive bonus, and (3) a long-term incentive award. The compensation policy of Convera is that a substantial portion of the annual compensation of each executive officer should relate to and be contingent upon the performance of Convera, as well as the individual contribution of each executive officer. In addition, the Compensation Committee believes that the total compensation package must be competitive with other companies in the industry to ensure that Convera can continue to attract, retain and motivate key executives who are critical to the long-term success of Convera. The Compensation Committee does not employ outside consultants or utilize specific compensation surveys in evaluating competing company compensation policies or financial performance. Instead, the Compensation Committee members rely on their own experience and knowledge of Convera and its industry, as well as that of management and other board members, in evaluating such factors.

     Base Salary. The Compensation Committee determines the salary ranges for each of the executive officer positions based upon the scope, level, and strategic impact of the position, and on the historical pay levels of the particular executive officers, as well as information they may have for similarly positioned executive officers in comparable companies. Annual salary adjustments recognize sustained individual performance by the executive, with overall salary increase funding levels sensitive to both the individual's and the company's performance. The Compensation Committee presents the salary recommendations for the named officers to the Board of Directors for approval. These salary recommendations are based on the executive's contribution to the Company, experience and expertise. There are no individual performance matrices or pre-established weightings given to each factor.

     Annual Incentive Bonus. The annual incentive bonus program provides for cash awards based upon achievement of certain corporate and business goals set at the beginning of the year, the individual's level of responsibility and the individual's personal performance. Under Convera's bonus scheme, bonuses are paid based upon Convera attaining certain sales, profitability and strategic goals and on each officer's individual contribution to Convera's attainment of such goals. For fiscal year 2001, 50% of each Named Executive Officer's potential bonus was based on the achievement of corporate revenue goals; 20% was based on the achievement of corporate profitability goals; and 30% was based on the achievement of quarterly management objectives as determined by the Chief Executive Officer and the Chairman of the Compensation Committee. Revenue was given the largest weighting by the Compensation Committee as it was generally considered the most important financial measure within Convera's industry for companies at a comparable stage of growth. The percentage of bonus received does not directly correspond to the percentage of the revenue target achieved. For example, Convera must meet at least 90% of the revenue target for the officers to receive any of their revenue bonus, and the bonus percentage received scales upward depending on the percentage of the revenue target attained. There is a similar scale for net income. The revenue and net income targets are derived from the annual operating budget that is approved by the full Board of Directors. The quarterly management objectives represent more subjective aspects of performance such as the development and execution of strategic plans, the development and management of employees and the exercise of leadership within Convera. The Compensation Committee set a maximum bonus amount for each named executive officer. The actual annual incentive award was then determined based on actual results measured by the Compensation Committee against these goals. For fiscal year 2001, the named executive officers received between approximately 83% and 96% of their maximum bonus amounts.

     Long-term Incentive Award. As with prior years, for fiscal year 2001, long-term compensation for the Chief Executive Officer and other executives consisted of stock options. Stock options provide incentive for the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of Convera's common stock occurs over a specified number of years. The size of previous grants and the number of shares held by an executive generally are not considered in determining annual award levels. Instead, the size of these grants are based on the Compensation Committee's evaluation of the Company and individual performance factors comparable to those discussed above for the determination of bonus grants. Stock options are granted with an exercise price equal to or greater than the fair market value of Convera common stock on the day of grant, and become exercisable after the expiration of a period of time, typically four years, and continue to be exercisable until ten years from the date granted.

     Compensation of the Chief Executive Officer. Mr. Condo's annual base salary as of January 31, 2001 was $300,000. Prior to the Combination on December 21, 2000, Mr. Condo's base salary was $275,000. Mr. Condo's salary was determined following discussions between Mr. Condo and the Compensation Committee. Mr. Condo was paid a bonus of $158,957 for the achievement of certain fiscal year 2001 goals; 50% of Mr. Condo's potential bonus was based on the achievement of corporate revenue goals; 20% was based on the achievement of corporate profitability goals; and 30% was based on the achievement of quarterly management objectives as determined by the Chief Executive Officer and the Compensation Committee. Mr. Condo's bonus amount represented approximately 94% of the maximum bonus target established by the Compensation Committee and reflected Convera's ability to meet a portion, but not all, of its revenue and net income targets. In fiscal year 2001, the Compensation Committee granted Mr. Condo an option on 100,000 shares, exercisable in 12.5% increments every six months from the date of grant. The Compensation Committee determined that Mr. Condo's contribution to the company's improving financial performance and strategic positioning made this option award appropriate.

This report is submitted by the members of the Fiscal Year 2001 Compensation
Committee:

                                            Herbert A. Allen (Chairman)
                                            Andy D. Bryant
                                            David J. Stern

Report of the Audit Committee

         The Audit Committee of the Board of Directors is comprised of three independent directors. The members of the Audit Committee for fiscal year 2001 were Messrs. Allen, Bryant, and Stern. The Board of Directors appointed Mr. Greenberg as a member of the Audit Committee in fiscal year 2002. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with Ernst & Young LLP, the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards including Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has discussed with Ernst & Young LLP the auditors' independence from management and the Company including the matters in the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of nonaudit services with the auditors' independence.

         The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for the audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 31, 2001 for filing with the SEC. Each year, the Audit Committee recommends to the Board of Directors the selection of Convera's independent auditors. The Audit Committee and the Board of Directors have recommended the selection of Ernst & Young LLP as the Company's independent auditors for fiscal year 2002.

This report is submitted by the members of the Fiscal Year 2001 Audit Committee.

                                         Herbert A. Allen
                                         Andy D. Bryant
                                         David J. Stern (Chairman)

Performance Graph

        The following graph is a comparison of the cumulative total return to shareholders of the Company's common stock at January 31, 2001 since January 31, 1996 to the cumulative total return over such period of (i) the NASDAQ Stock Market-U.S., and (ii) the Standard & Poor's High Tech Composite, assuming an investment in each of $100 on January 31, 1996 and the reinvestment of dividends. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                                           Cumulative Total Return
                                ---------------------------------------------
                                1/96    1/97    1/98    1/99    1/00    1/01

Convera Corporation              100      47      38      40      80      67
NASDAQ Stock Market (U.S.)       100     131     155     242     378     265
S & P Technology Sector          100     155     187     350     486     370


Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC thereunder require the Company's executive officers and directors, and persons who own more that ten percent of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that during or with respect to the period from February 1, 2000 to January 31, 2001 all of the Section 16(a) filing requirements applicable to its executive officers, directors and ten percent shareholders were complied with on a timely basis.


Shareholder Proposals To Be Presented At Next Annual Meeting

          Proposals of shareholders intended to be presented by such shareholders at next year's Annual Meeting must be received by the Company at its principal office no later than May 20, 2002 and must satisfy the conditions established by the SEC for shareholder proposals to be included in the Company's proxy statement for that meeting.


                                  OTHER MATTERS

Expenses of Solicitation

         The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. Proxies may also be solicited by directors, officers and employees of the Company, without additional compensation, by personal interview, telephone and facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.


Independent Auditors

         Convera's Current Auditors

         On the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 2002.
Representatives of Ernst & Young are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

         Audit Fees. Fees paid to Ernst & Young for the last annual audit were $199,043.

         Financial Information Systems Design and Implementation Fees. Ernst & Young did not provide the company any financial information systems design and implementation services and accordingly there were no fees.

         All Other Fees. All other fees billed by Ernst & Young were $106,669, including audit related services of $72,387 and non-audit services of $34,282. Audit related services generally include fees for business acquisitions, accounting consultations and SEC registration statements.


         Information Concerning Prior Changes in Excalibur's Auditors

         On July 14, 2000, PricewaterhouseCoopers LLP resigned in anticipation of a conflict of interest resulting from Excalibur's proposed combination with the IMS division of Intel and the prior existence of a business alliance between PricewaterhouseCoopers and Intel which PricewaterhouseCoopers concluded would impair its auditor independence with regard to Convera.

         During the fiscal years ended January 31, 1999 and January 31, 2000 and through July 14, 2000, none of PricewaterhouseCoopers' reports on Excalibur's financial statements contained an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles. During that reporting period, there were no matters of disagreement with PricewaterhouseCoopers on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make a reference thereto in its report.

         On July 19, 2000, Excalibur engaged Ernst & Young as its new independent accounting firm. The decision to engage Ernst & Young was approved by the board of directors of Excalibur on the recommendation of its audit committee.


Discretionary Authority

         The Annual Meeting is called for the specific purposes set forth in the Notice of Meeting and discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting. At the date of this Proxy Statement, the Company does not expect that any other matters will be submitted for consideration at the Annual Meeting other than those specifically referred to above. If any other matters properly come before the Annual Meeting, the proxy holders will be entitled to exercise discretionary authority to the extent permitted by applicable law.

                                 By Order of the Board of Directors,

                                 Marc S. Martin
                                 Vice President, General Counsel & Secretary

                                 Dated:    September 17, 2001

                                                                   Exhibit A


                               Convera Corporation
                                 Audit Committee
                                Charter Statement




I.       PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance and accounting that management and the Board of Directors have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee will encourage continuous improvement of the Company's financial reporting policies, procedures and practices at all levels. It is understood, however, that management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those statements. The Audit Committee's primary duties and responsibilities are to:

     1. Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.
     2. Review and appraise the audit efforts of the Company's independent accountants.
     3. Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

II.      COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and shall otherwise meet the applicable requirements of the NASDAQ National Market.

     The members and Chairman of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified.

III.     MEETINGS

     The Audit Committee shall meet at least four times annually, or more frequently as determined by the Audit Committee. As part of its job to foster open communication, the Audit Committee will, as determined by the Audit Committee, meet periodically with management and the independent accountants in separate sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately.

IV.      RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee is expected to consider the following actions in the oversight of the activities of the Company related to internal control and financial reporting and compliance with laws and regulations:

     1.   Internal Control

          A. Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities.
          B. Focus on the extent to which independent accountants review computer systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown.
          C. Gain an understanding of whether internal control recommendations made by independent accountants have been implemented by management.
          D. Request that the independent accountants keep the Audit Committee informed about fraud, illegal acts, deficiencies in internal control and certain other matters.

     2.   Financial Reporting

          A.   General
               1.   Discuss significant accounting and reporting issues.
               2. Ask management and the independent accountants about significant risks and exposures and the plan to minimize such risks.

          B.   Annual Financial Statements
               1.   Review the annual financial statements.
               2. Pay particular attention to complex and/or unusual transactions such as revenue recognition for large contracts and restructuring charges.
               3. Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example the accounting for impairment of long-lived assets, allowance for doubtful accounts and other commitments and contingencies.
               4. Meet with management and the independent accountants to review the financial statements and the results of the audit.
               5. Consider management's handling of proposed audit adjustments identified by the independent accountants.
               6. Request that the independent accountants communicate certain required matters to the Audit Committee.

          C.   Interim Financial Statements
               1. Be briefed on how management prepares and reports quarterly financial information, the extent to which independent accountants review quarterly financial information and whether that review is performed on a pre-issuance or post-issuance basis.
               2. Prior to the release of financial results to the public, meet with management and with the independent accountants, either by telephone or in person, to discuss the interim financial statements and the results of the review by the independent accountants.
               3. To gain insight into the interim financial statements and disclosures, obtain explanations from management and from the independent accountants on whether:
                    a.   actual financial results for the quarter varied
                         significantly from budgeted or projected results.
                    b.   changes in financial ratios and  relationships in the
                         quarterly financial statements are consistent with
                         changes in the Company's operations.
                    c. generally accepted accounting principles have been consistently applied.
                    d. there are any actual or proposed changes in accounting or financial reporting practices.
                    e. there are any significant or unusual events or transactions.
                    f. the Company's financial and operating controls are functioning effectively.
                    g. the Company has complied with the terms of loan agreements or security indentures.
                    h. the interim financial statements contain adequate and appropriate disclosures.
               4. Request that the independent accountants communicate certain required matters to the Audit Committee.

     3.   External Audit
          A. Review the independent accountants' proposed audit scope and approach.
          B. Review the performance of the independent accountants, approve the compensation of the independent accountants and recommend to the Board of Directors the appointment or discharge of the independent accountants.
          C. Discuss and confirm the independence of the independent accountants by discussing the non-audit services provided and the accountants' assertion of their independence in accordance with professional standards.

     4.   Other Responsibilities
          A. Discuss with the independent accountants their significant findings and recommendations.
          B. Review the policies and procedures in effect for considering officer's expenses and perquisites.
          C. If the Audit Committee shall determine it to be necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.
          D. Periodically discuss changes to and update the charter of the Audit Committee, receiving approval of changes from the Board of Directors.
          E. Regularly update the Board of Directors about Audit Committee activities and make appropriate recommendations.
          F. Maintain minutes or other records of meetings and activities of the Audit Committee.

PROXY                                                                      PROXY

                            CONVERA CORPORATION PROXY
                          1921 Gallows Road, Suite 200
                             Vienna, Virginia 22182

The undersigned holder of Common Stock of Convera Corporation (the "Company") hereby constitutes and appoints Patrick C. Condo and Marc S. Martin, and each of them, attorneys and proxies with full power of substitution to each, for and in the name of the undersigned to vote the shares of Common Stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Reston Hyatt, 1800 Presidents Street, Reston, Virginia 20190 on Friday, October 12, 2001 at 10:00 a.m., local time, or at any and all adjournments thereof, on all matters as may properly come before the meeting. The undersigned hereby revokes any and all proxies heretofore given with respect to such meetings.

Each of such attorneys and proxies present at the meeting shall and may exercise the powers granted hereunder.

Receipt is acknowledged of the Notice of Annual Meeting of Shareholders dated September 17, 2001 and the Proxy Statement accompanying said notice.

Said attorneys are hereby instructed to vote as specified below. If no specification is made, this proxy will be voted FOR Item 1 below.

1. Election of the following seven (7) nominees to serve as directors until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

     Nominees:    Ronald J. Whittier    Herbert A. Allen    Andy D.Bryant
                  Robert A. Burgelman   Patrick C. Condo    Stephen D. Greenberg
                  Gerhard H. Parker






        o FOR        o WITHHELD       o
                                       --------------------------------------
                                       For all nominees except as noted above








2. In their discretion, to vote upon such other matters as may properly come before the meeting.

                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



                                    Dated:                        , 2001
                                          -----------------------


                                    ----------------------------
                                    Signature


                                    ----------------------------
                                    Signature(s) if held jointly


Please sign your name as it appears hereon. In the case of joint owners or tenants in common, each should sign. If signing as a trustee, guardian or in any other representative capacity or on behalf of a corporation or partnership, please indicate your title.